

<ARTICLE> UT
<LEGEND> This schedule contains summary financial information extracted from the
Consolidated Balance Sheet and Statement of Consolidated Capitalization as of
December 31, 1998 and the related Statements of Consolidated Operations,
Retained Earnings (Deficit) and Cash Flows for the twelve months ended December
31, 1998 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<CIK> 0000918040
<NAME> Unicom Corporation
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                        DEC-31-1998
<PERIOD-START>                           JAN-01-1998
<PERIOD-END>                             DEC-31-1998
<BOOK-VALUE>                             PER-BOOK
<TOTAL-NET-UTILITY-PLANT>                 13,441,905
<OTHER-PROPERTY-AND-INVEST>                2,601,697
<TOTAL-CURRENT-ASSETS>                     4,988,785
<TOTAL-DEFERRED-CHARGES>                           0<F1>
<OTHER-ASSETS>                             4,674,693
<TOTAL-ASSETS>                            25,707,080
<COMMON>                                   4,966,630
<CAPITAL-SURPLUS-PAID-IN>                          0
<RETAINED-EARNINGS>                          142,813
<TOTAL-COMMON-STOCKHOLDERS-EQ>             5,099,444<F2>
<PREFERRED-MANDATORY>                         69,475<F3>
<PREFERRED>                                   74,488<F3>
<LONG-TERM-DEBT-NET>                       7,809,109<F4>
<SHORT-TERM-NOTES>                                 0<F1>
<LONG-TERM-NOTES-PAYABLE>                          0<F4>
<COMMERCIAL-PAPER-OBLIGATIONS>                     0<F1>
<LONG-TERM-DEBT-CURRENT-PORT>              1,585,281
<PREFERRED-STOCK-CURRENT>                    534,193<F3>
<CAPITAL-LEASE-OBLIGATIONS>                  333,653
<LEASES-CURRENT>                             194,969
<OTHER-ITEMS-CAPITAL-AND-LIAB>            10,006,468<F5>
<TOT-CAPITALIZATION-AND-LIAB>             25,707,080
<GROSS-OPERATING-REVENUE>                  7,151,253
<INCOME-TAX-EXPENSE>                         322,828<F6>
<OTHER-OPERATING-EXPENSES>                 5,817,266
<TOTAL-OPERATING-EXPENSES>                 6,144,559
<OPERATING-INCOME-LOSS>                    1,006,694
<OTHER-INCOME-NET>                          (37,093)<F6><F7>
<INCOME-BEFORE-INTEREST-EXPEN>               974,066
<TOTAL-INTEREST-EXPENSE>                     463,882
<NET-INCOME>                                 510,184
<PREFERRED-STOCK-DIVIDENDS>                        0<F7>
<EARNINGS-AVAILABLE-FOR-COMM>                510,184
<COMMON-STOCK-DIVIDENDS>                     347,161
<TOTAL-INTEREST-ON-BONDS>                          0<F8>
<CASH-FLOW-OPERATIONS>                     1,302,513
<EPS-PRIMARY>                                   2.35
<EPS-DILUTED>                                   2.34

<F1> This item is not disclosed as a separate line item on the Consolidated
     Balance Sheet.
<F2> Includes deductions of $3,199 thousand for preference stock expense of
     ComEd and $6,800 thousand for treasury stock.
<F3> Preferred and preference stocks of ComEd.
<F4> $4,097,510 thousand of notes, a guaranteed senior note and transitional trust notes are included in LONG-TERM-DEBT-NET.
<F5> Includes $350,000 thousand of ComEd-obligated mandatorily redeemable preferred securities of subsidiary trusts holding solely ComEd's subordinated debt securities.
<F6> A tax benefit of $4,465 thousand related to nonoperating activities is included in INCOME-TAX-EXPENSE.
<F7> A $56,884 thousand provision for preferred and preference stock dividends of ComEd and a $29,710 thousand provision for preferred securities dividends of subsidiary trusts holding solely ComEd's subordinated debt securities are included in OTHER-INCOME-NET.
<F8> This item is not disclosed as a separate line item on the Statement of
     Consolidated Operations.

